EMPLOYMENT AGREEMENT


     Golf Ventures Inc., a Utah Corporation (the "Company") agrees to employ Warren Stanchina (Employee) and Employee agrees to accept such employment under the following terms and conditions:

     1.   Term  of Employment

          (a) Except for earlier termination as is provided in Section 12 below, employment under this Agreement and the term of this Agreement shall commence on the closing date of the Golf Ventures, Inc./U.S. Golf Communities, Inc. Reorganization Transaction and shall continue for an initial term of three (3) years from said closing date (the "Initial Term"); provided, however, that if a "Change of Control" (as hereinafter defined) of the Company occurs at any time during the Initial Term (including more than one change of control) or during the "Renewal Term" provided for in subsection (b) below, Employee shall have the right, by giving written notice to the Company within 90 days after that Change of Control, to terminate employment hereunder, effective the date of that notice, whereupon the Initial Term shall be deemed to have ended. As used herein, the term "Change of Control" shall mean (i) any transaction or set of circumstances that would be required to be reported as a change of control under item 6(e) of Schedule 14A (Rule 14A-101) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), unless Employee is individually, or is an executive officer or more than 5% equity holder of an entity that is, directly or indirectly one of the new controlling parties, or (ii) the completion by the Company of a merger or consolidation with, or a sale of all or substantially of its assets to, another company, unless either (A) the Company Is the surviving corporation and has not become a wholly owned subsidiary of another person or entity or (B) Employee is an executive officer or more than 5% equity holder of the other party to the transaction or of any entity controlling that party to the transaction or of any entity controlling that party (any transaction of the type described in this clause (ii) hereinafter being described as a "Business Combination").

          (b) After the Initial Term, this Agreement and employment hereunder shall I be renewed automatically for successive terms of one (1) year each (a "Renewal Term"), unless prior to the end of the Initial Term or any Renewal Term either party shall have given to the other party at least three months' prior written notice (a "Termination Notice") of termination of this Agreement or Employee shall have exercised his right of termination upon a Change in Control (to the extent applicable) provided for in subsection (a) above. If a Termination Notice is given by either party, (I) the Company shall, without any liability to Employee except as set forth herein, have the right, exercisable at any time after the Termination Notice is given, to elect any other person to the office or off ices in which Employee is then serving and to remove Employee from such office or offices, but (ii) all other obligations Employee and the Company have to the other, including the Company's obligation to pay compensation and make available the fringe benefits to which Employee is entitled hereunder, shall continue until the end of the Initial Term or any Renewal Term, as the case may be, plus an amount equal one hundred percent (100%) of Employee's prior year's base compensation.

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     2.   Compensation

          (a) Employee shall I be compensated for performance of obligations under this Agreement at the rate of Two Hundred Fifty Thousand Dollars, ($250.000.00) per annum (such salary, as adjusted as set forth below, and from time to time pursuant to the discretion of the Board of Directors of the Company, hereinafter is referred to as the "Base Salary"), payable in such manner as is consistent with the Company's payroll practices for executive employees. On the first day of each year of this Agreement, the Base Salary shall be adjusted, at a minimum, by multiplying the Base Salary by a fraction
(I) the numerator of which shall be the Consumer Price Index (for urban wage earners and clerical workers, all items) as reported by the Bureau of Labor Statistics of the United States Department of Labor for the New York, Northeastern New Jersey (or such other successor government agency as then shall perform that reporting function) (the "Index") for the month immediately preceding the month in which the Renewal Term shall commence and (ii) the denominator of which shall be the Index for the month immediately preceding the month in which the Immediately preceding term commenced; provided, however, that in no event shall any such adjustment result In a decrease in Base Salary.

(b) Employee shall be granted performance-based options pursuant to the Equity Incentive Plan. The initial grant shall be for Three Hundred Sixty Thousand (360,000) options to purchase the Company's Common Stock, $0._ par value. The option grant (I) shall become effective upon the closing date of the Reorganization Transaction (U.S. Golf Communities, Inc. and Golf Ventures, Inc.). (ii) The exercise (purchase) price of these options shall b ' e the average of the closing bids for the ten (10) consecutive trading days prior to the closing date plus 10%. (111) The options shall vest one-third (33 1/3%) on the date of the grant and the remaining two-thirds (66 2/3%) equally over two years, commencing one year from the date of grant. (iv) The vested options shall be exercisable from time-to-time in whole or in part, within ten years from the date of grant.

     Options granted under the Equity Incentive Plan may be either Incentive Stock Options (as defined in the internal Revenue Code of 1986, as amended) or options which do not qualify as Incentive Stock Options. The exercise price of all Incentive Stock Options granted under the Equity Plan may not be less than the fair market value of the underlying Common Stock at the date of grant. In the event that an optionee owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the minimum price of the Incentive Stock Option may not be less than one hundred ten percent (110%) of the market value of the underlying Common Stock at the date of grant.

          (c) Employee shall not be entitled to receive director fees for attending meetings of the Board of Directors or of any committee thereof. Employee shall be entitled to reimbursement for reasonable expenses incurred in connection with such attendance.

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     3.   Duties.

          (a) During the term of employment hereunder, including any Renewal Term hereof, Employee shall I serve and the Company shall I employ Employee as the President and Chief Executive Officer, with such duties, title and responsibilities of a similar or greater nature and stature as those initially undertaken by Employee as the Board of Directors from time to time may determine. Employee also shall perform such other services and duties consistent with the office or offices in which Employee is serving and Its responsibilities as from time to time shall be prescribed by the Board of Directors, and Employee also shall serve, if elected, as an officer and/or director of any of the Company's subsidiaries, in all cases in conformity to the bylaws and the policies of the Board of Directors of each such corporation.

          (b) Employee shall be required to devote substantially all his business time and energies during normal business hours to the business and affairs of the company and its subsidiaries.

          (c) Employee shall cooperate with the Company, including taking such medical examination as the Company reasonably shall deem necessary, if the Company shall desire or be required (such as pursuant to the terms of any bank loan or any agreement for merger, sale or purchase or any Company medical, disability or life insurance plan) to certify in writing the current state of Employee's physical health, Where reasonably possible, the Company shall cooperate with Employee's request to have such examinations performed by his personal physician or another physician reasonably acceptable to Employee.

          (d) Employee shall be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees, except to the extent the same are inconsistent with any of the express provisions of this Agreement.

          (e) Employee shall not be required to relocate outside the Orlando, Florida area in order to perform his duties under this Agreement but shall undertake such reasonable business travel as may be necessary to perform said duties (for which Employee shall be reimbursed pursuant to Section 7 below).

     4.   Benefits.

          (a) During the term of this Agreement and any subsequent renewal periods, Company shall provide and pay for Employee's full family coverage of medical and dental Insurance, with substantially the same benefits as Employee is now covered by. Employee shall have the benefit of and be entitled to participate In such employee benefit plans and programs, including life and disability insurance, pension, saving and other similar plans, as the company now has or hereafter may establish from time to time, and in which Employee would be entitled to participate pursuant to the terms thereof. The foregoing, however, shall I not be construed to require the Company to establish any such plans or to prevent the

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Company from modifying or terminating any such plans,  except health  insurance, and no such action or failure thereof shall affect this agreement.

          (b) Employee shall be entitled to participate in the Company's Incentive Compensation Plan, a copy of which will be made available to Employee. Employee shall be entitled to be granted options under the Company's stock option stock grant and stock appreciation plans as may be in effect from time to time and applicable to the Company's senior executive management.

          (c) Employee shall be entitled to four weeks of paid vacation each year.

          (d) The Company shall provide Employee with, or reimburse Employee for, a leased luxury automobile of Employee's choice, at a rate of up to $750 per month.

          (f) The Company shall indemnify Employee in the performance of his duties pursuant to the By-Laws of the Company and to the full extent allowed by applicable law, including, without limitation, legal fees.

     5.   Change of Control; Severance P.

          (a) If Employee elects to terminate his employment hereunder during the Initial Term or any Renewal Term, as a result of a Change of Control of the Company, then within ten business days after the date of such termination date (the "Termination Date") the Company shall pay to Employee an amount in cash (the "Termination Payment") equal to two (2) times the average total compensation for the prior two fiscal years, including base salary and all benefits, perquisites and incentive or bonus payments, less an amount, if necessary, sufficient to exclude such payment from falling within the provisions of SEC28OG of the Internal Revenue Code relating to "excess parachute payments".

          (b) The Employee shall continue to be covered by all of the company's life, medical, health and dental plans for 24 months after such Change of Control termination date.

          (c) The Employee shall receive an additional retirement benefit over and above that which the Employee would normally be entitled to under the Company's retirement plans, equal to the actuarial equivalent of the additional amount that the Employee would have earned under such retirement plans or programs had he accumulated four additional continuous years of service. Such amount shall be paid to the Employee in a cash lump sum payment at his normal retirement age. The Employee may also elect to receive such payment at his early retirement age, as provided for in the retirement plans, with a corresponding actuarial reduction in the amount of such payment based upon the earlier date of such payment.

          (d) The amounts paid to the Employee hereunder shall be considered severance pay in consideration of the past services he has rendered to the Company and in

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consideration  of his continued  service from the date hereof to his entitlement to those payments. The Employee shall have no duty to mitigate his damages by seeking other employment. Should the Employee actually receive other payments from any such other employment, the payments called for hereunder shall not be reduced or offset by any such future earnings.

          (e) The arrangements called for by this Agreement are not intended to have any effect on the participation in any other benefits available to executive personnel or to preclude other compensation or additional benefits as may be authorized by the Company's Board of Directors from time to time.

     6.   Working  and Other  Facilities.

          During the Initial Term and any Renewal Term, Employee shall be provided with such working facilities and other support services as are suitable to his position and necessary and appropriate for the performance of his duties.

     7.   Expenses.

          The Company shall reimburse Employee for all legal and accounting fees and expenses incurred by Employee in connection with the structuring, negotiation and preparation of this agreement hereof, up to an aggregate maximum of $5,000, upon the presentation by Employee of appropriate substantiation thereof. The Company also shall reimburse Employee for all reasonable expenses incurred in connection with the performance of Employee's obligations hereunder, upon the presentation of appropriate substantiation of such expenses and approval thereof by the Compensation Committee in accordance with normal Company expense reimbursement policies.

     8.   Restrictive Covenants.

          During such time as the Employee shall be employed by the Company, and for a period of two (2) years thereafter (except no waiting period shall I be required in the case of change of control or non-renewal), Employee shall not, without the prior written consent of the Board of Directors, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or a consultant for, any business that is "in Competition" with the Company at the time employment with the Company ceases; provided, however, that nothing herein shall prevent Employee from (i) investing (A) without limit in the securities of any company that has a class of securities listed on a national securities exchange or quoted on the NASDAQ quotation system, or (B) to the extent of no more than 30% of the equity In any other company, that (with reference to clauses (A) and (B) above) his involvement (directly or through any affiliated person or entity) with any such company is solely that of a passive stockholder, or (ii) retaining (or exercising his right to acquire and thereafter retain) any investment that Employee owned (or had the contractual right to acquire) as of the date of commencement of employment with the Company. As used herein, the term "In Competition", when used with reference to any business, means that (1) not less than 20% of the consolidated revenues of that business are provided by one or more classes of services provided and/or products manufactured and sold by such business (the "Common Classes")

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that, in the aggregate,  provide not less than 20% of the Company's consolidated revenues and (2) at least one of the Common Classes individually provides not less than 10% of the consolidated revenues of that business and of the Company.

     9.   Confidentiality, Noninterference  and Proprietary Information.

          (a) In the course of employment by the Company hereunder, Employee will have access to confidential or proprietary data or information of the Company. Employee shall not at any time divulge or communicate to any person, nor direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such confidential or proprietary data or information, except to the extent the same becomes publicly known other than through a breach of this Agreement by
Employee. The provisions of this Section 9(a) shall survive employment hereunder, whether by the normal expiration thereof, or otherwise, for as long as such data or information remains confidential. The term "confidential or proprietary data or information" as used in this agreement shall mean data or information not generally available to the public, including personnel information, financial information, customer lists, supplier lists, product and trading specifications, trade secrets, information concerning product and service composition, specifications and formulas, tools and dies, drawing and schematics, manufacturing processes, information regarding operations, systems and services, know how, computer and any other processed or collated data, computer programs, pricing, marketing, sales and advertising data and regulatory compliance information.

          (b) Employee shall not, during the term of this Agreement and for a period of one year after the termination of employment by the Company, for Employee's own account or for the account of any other person, interfere with the Company's, or its subsidiaries relationship with any of Its suppliers or customers or interfere with or hire any of the Company's or its subsidiaries' employees; provided. however that Employee's employment by a competitor of the Company, if not in violation of his non-competition agreement contained in
Section 8 hereof, and Employee's contacting of suppliers and customers in connection therewith, if not in violation of this Section 9, shall not constitute "interference" hereunder.

          (c) All written materials, records and documents made by Employee or coming into his possession during his employment concerning any products or services, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of employment, or upon the reasonable request of the Company during employment, Employee shall promptly deliver the same lo the Company. In addition, upon termination of employment, or upon the reasonable request of the Company during employment, Employee shall deliver to the Company all other Company property in his possession or under his control, including confidential or proprietary data or

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information and all Company credit cards and all equipment and automobiles owned or leased by the Company.

     10. Equitable Relief. With respect to the covenants contained in Sections 8 and 9 of this Agreement, Employee acknowledges that any remedy at law for any breach of said covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive or other equitable relief to enforce its rights thereunder.

     11. Earlier Termination: Continued Compensation. Employment hereunder shall terminate prior to the stated expiration date of the Initial Term or, if applicable, the current Renewal Term (the "Stated Expiration Date") on the following terms and conditions:

(a) This Agreement shall terminate automatically on the date of Employee's death. Notwithstanding the foregoing, the Company shall: (i) continue to make payments to Employee's estate of the Base Salary as then in effect pursuant to this Agreement until I one year after death; provided, however, that to the extent those Base Salary payments continue beyond the original expiration date of the term of this Agreement during which Employee shall have died, the amount of each of the payments to be made after that original expiration date shall be adjusted by multiplying the same by a fraction (A) the numerator of which shall be the Index for the last month of the term in which Employee died (as originally provided for herein) and (B) the denominator of which shall be the Index for the month immediately preceding the month in which that term commenced; (ii) pay Employee's estate any reimbursable expenses that had been incurred by Employee and which had not yet been reimbursed as provided herein as of the date of death; and (iii) continue the Employee's family health benefit for one (1) year after death.

          (b) This Agreement shall be terminated, at the option of the Company, if Employee is unable to perform his duties hereunder for go days (whether or not continuous) during any period of 365 consecutive days by reason of physical or mental disability. The disability shall be deemed to have occurred on the 90th day of inability to perform duties due to disability, and notice of termination on account of such disability shall be given (if at all) by the Company within 30 days after that date. Notwithstanding the foregoing, the Company shall: (i) continue to pay Employee's Base Salary as then in effect pursuant to this Agreement (less any amounts paid to Employee pursuant to any disability policy provided by the Company), until one year after such disability: provided however, that to the extent those Base Salary payments continue beyond the original expiration date of the term of this Agreement during which Employee shall have been determined to be disabled, the amount of each of the payments to be made after that original expiration date shall be adjusted by multiplying the same by a fraction (A) the numerator of which shall be the Index for the last month of the term during which Employee was determined to be disabled (as originally provided for herein) and (B) the denominator of which shall be the Index for the month immediately preceding the month in which that term commenced; and (11) pay Employee any reimbursable expenses that had been incurred by him and had not been reimbursed as provided herein as of the date of termination due to such disability. Disability as used in this

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paragraph  shall  mean any  single  or  series  of  related  physical  or mental conditions, illnesses or diseases which, in the opinion of a competent and mutually selected medical specialist in the locale of Employee's residence, independent of Employee and the Company, prevents Employee (as the date of that specialist's examination, which shall not take place until the condition, illness or disease in question shall have continued for at least 90 days) from substantially fulfilling Employee's duties for the Company. No termination for disability shall be effective unless (i) Employee has first received notice in writing of the Company's determination to have him medically examined and such examination has taken place or (ii) Employee has unreasonably delayed, or interfered or refused to cooperate with, the examination process,

          The Company covenants and agrees that during the initial Term of this Agreement, or any Renewal Term, it shall maintain disability insurance which shall pay 60% of Employee's base salary at the time of disability and Employee and his family will continue to be covered by the Company's health, dental and life insurance benefits during the term of such disability.

(c) This  Agreement  shall  terminate  immediately  upon the  Company's  sending
Employee written notice terminating employment hereunder for cause. "Cause" shall mean: (a) conviction of Employee of a felony; (ii) Employee's material breach of any obligations under this Agreement (including voluntary termination by Employee of this Agreement other than at the end of the Initial Term or any Renewal Term or by exercise of Employee's right of termination provided for in
Section 1(a) hereof) without a material breach by the Company of its obligations hereunder); or (iii) Employee's refusal to perform duties, obligations and responsibilities under this Agreement, or (iv) Employee's gross negligence or willful misconduct with respect to duties or gross misfeasance or gross malfeasance of office.

          (d) This Agreement may not be terminated by the Company except as set in paragraphs 11 (a), (b) and (c) hereof.

          (e) Upon termination of this Agreement, the Company's obligations hereunder shall cease except as provided in subsections (a) and (b) above and
Section 5 hereof.

     12. Entire Agreement: Modification: Construction. The Agreement constitutes the full and complete understanding of the parties, and supersedes all prior agreements and understandings, oral or written, between the parties, with respect to the subject matter hereof. Employee acknowledges that he has (a) carefully read this Agreement, (b) had an opportunity to consult with independent counsel with respect to this Agreement and (c) entered into this Agreement of his own free will. Employee represents and warrants that he is not a party to, or otherwise bound by, any employment contracts, restrictive covenants or any other contracts preventing the proper performance of duties hereunder. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which

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are not embodied or referred to herein and that no other agreement, statement or promise pertaining to the terms of employment by the Company and not contained specifically or referred to in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

     13. Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

     15. Notices. All notices hereunder shall be in writing and shall be sent by messenger or by certified or registered mail, postage prepaid, return receipt request, if to Employee, to his residence at 111 Arrowhead Court, Winter Springs, Florida 32708 and if to the Company, to 255 South Orange Avenue. Suite 1515. Orlando, Florida 32801.

     16. Assignability; Binding Effect. This Agreement shall not be assignable by Employee without the written consent of the Board of Directors of the Company. This Agreement shall be binding upon and inure to the benefit of Employee, his legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

     17. Governing Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Florida without giving effect to the conflicts or choice of law provisions thereof.

     18. Arbitration. Any disputes which arise under this Agreement shall be settled by arbitration at Orlando, Florida or a mutually acceptable location pursuant to the rules of the American Arbitration Association.

     19. Headings. The headings in this agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this agreement.

     20. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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Executed by the Parties hereto effective as of 26 day of  November 1997



COMPANY: GOLF VENTURES, INC.

EIN: ______________________


By: /s/ Eric La Grange                            By: /s/ Wolfgang Duren
   ------------------------                          ------------------------
    Eric La Grange                                   Wolfgang Duren, Director
    Exec. Vice President

    As of                                         As of
    Date: 11/26/97                                Date: 11/26/97
         ------------------                             ---------------------


                                                  Employee: WARREN J. STANCHINA


                                                   /s/ Warren J. Stanchina
                                                  --------------------------
                                                   Signature


                                                   As of
                                                   Date: 11/26/97
                                                        --------------------

                                                   SSN: ###-##-####
                                                       ---------------------




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